SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 26, 2004

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Orleans Homebuilders, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Greenwood Square, Suite 101 3333 Street Road, Bensalem, PA	19020

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

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Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

     Effective August 26, 2004, the Board of Directors of Orleans Homebuilders, Inc. (the “Company”) adopted an amendment and restatement of Section 2.13, “Nomination of Directors,” of the Company’s By-laws. The Board adopted the amendment and restatement in connection with the adoption of a Nominating Committee Charter and as a result of the Company’s review of the director nominating process. Under the amended and restated Section 2.13, nominations for the election of directors may be made by the Board of Directors, a Committee of the Board with the authority to do so (presently, the Nominating Committee), or by a stockholder of record owning at least one percent of the Company’s stock entitled to vote in the election of directors who is a stockholder on the record date of the meeting and also on the date of the meeting at which directors are to be elected. The former Section 2.13 provided that nominations could be made by the Board, the Executive Committee of the Board or stockholders owning at least one percent of the shares entitled to be voted in the election of Directors. The amended and restated Section 2.13 also sets forth more detailed procedures with respect to stockholder nominations of directors and modified the timing requirements for nominations.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

      The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

3.1	By-Laws of Orleans Homebuilders, Inc., as of August 26, 2004.

3.2	Section 2.13 of the By-Laws of Orleans Homebuilders, Inc., marked to show changes from prior version.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORLEANS HOMEBUILDERS, INC.

Dated: December 7, 2004	By: Joseph A. Santangelo

Joseph A. Santangelo
Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed as part of this Current Report on Form 8-K:
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Exhibit No.	Item

3.1*	By-Laws of Orleans Homebuilders, Inc., as of August 26, 2004.

3.2*	Section 2.13 of the By-Laws of Orleans Homebuilders, Inc., marked to show changes from prior version.

* Filed electronically herewith.